As filed with the Securities and Exchange Commission on May 27, 2004.
Registration No. ____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Milacron Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

31-1062125
(I.R.S. Employer Identification No.)

2090 Florence Avenue, Cincinnati, Ohio 45206
(Address of Principal Executive Offices) (Zip Code)

Milacron Inc. Retirement Savings Plan
(Full Title of the Plan)

Hugh C. O'Donnell
Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio 45206
(Name and address of Agent for service)

(513) 487-5000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered 1/	Proposed Maximum Offering Price Per Share 1/	Proposed Maximum Aggregate Offering Price 1/	Amount of Registration Fee
Common Stock, Par Value $1.00 Per Share	5,000,000 Shares	$3.91	$19,550,000	$2,476.99

1/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange on May 25, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same benefit plan is effective. Consequently, pursuant to general Instruction E of Form S-8, the contents of the registration statement on Form S-8 filed by Milacron Inc., formerly known as Cincinnati Milacron Inc., with respect to the Cincinnati Milacron Retirement Savings Plan, registration statements no. 33-33623 and, 333-90705 and 333-74758, are incorporated herein by reference.

Item 8. Exhibits.

Exhibit No.

5	Opinion of Thompson Hine LLP, counsel for registrant, as to legality of the securities offered under the Plan

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of Thompson Hine LLP - See Exhibit 5

24	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 27, 2004.

Milacron Inc.

	By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on this 27th day of May, 2004.

Signature		Title

/s/Ronald D. Brown
Chairman, President and Chief Executive
Ronald D. Brown		Officer and Director (Principal Executive Officer)

*
Director
Darryl F. Allen

*
Director
David L. Burner

*
Director
Barbara Hackman Franklin

*
Director
Harry A. Hammerly

Director
Steven N. Isaacs

*
Director
James E. Perrella

*
Director
Joseph A. Pichler

*
Director
Joseph A. Steger

Director
Charles F. C. Turner

/s/Ross A. Anderson
Controller (Chief Accounting
Ross A. Anderson		Officer)

/s/Robert P. Lienesch
Vice President-Finance and
Robert P. Lienesch		Chief Financial Officer

/s/Hugh C. O'Donnell

Hugh C. O'Donnell Attorney-In-Fact

Original Powers of Attorney authorizing Daniel J. Meyer, Ronald D. Brown and Hugh C. O'Donnell, and each of them to sign this registration statement on behalf of the above named directors and officers of the registrant are filed as Exhibit 24 to this registration statement.

EXHIBIT INDEX

5	Opinion of Thompson Hine LLP, counsel for registrant, as to legality of the securities offered under the Plan

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of Thompson Hine LLP - See Exhibit 5

24	Powers of Attorney
	24.1	Incorporated by reference to Exhibit 24 to Registration Statement No. 333-90705